Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value $0.0001 per share, of Gobi Acquisition Corp., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of 7th, 2021.

PAG Investment LP

By:	/s/ Jack Li
Name:	Jack Li
Title:	Power of Attorney

PAG Limited

By:	/s/ Jack Li
Name:	Jack Li
Title:	Power of Attorney

PAG Capital II Limited

By:	/s/ Jack Li
Name:	Jack Li
Title:	Power of Attorney

[Signature Page to Schedule 13G]